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                                                                      EXHIBIT 11

CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 33-61997 of Prudential Jennison Fund, Inc. of our report dated September 14, 1995, appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information.



/s/Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
February 13, 1996